Exhibit 10.1

ASSIGNMENT OF NOTES PAYABLE

(Emerging Markets Consulting, LLC to Randall Greene; UPAY, Inc. as Issuer)

THIS ASSIGNMENT OF NOTES PAYABLE (this "Assignment") is entered into as of July 30, 2026 (the "Effective Date"), by and among:

ASSIGNOR: Emerging Markets Consulting, LLC, a Florida limited liability company ("EMC" or "Assignor"); and

ASSIGNEE: Randall Greene, an individual ("Assignee"); and

ISSUER: UPAY, Inc., a Nevada corporation ("UPAY" or "Issuer").

RECITALS

WHEREAS, EMC is the holder and owner of certain promissory notes payable issued in favor of EMC as lender/payee, as more particularly described on Exhibit A attached hereto and incorporated herein by reference (collectively, the "Notes"), evidencing loans made by EMC to UPAY, which is the sole maker and obligor under each of the Notes, with aggregate outstanding principal of $325,000 and accrued but unpaid interest of $43,288.22 as of February 28, 2026, together with all interest accruing thereafter through the Closing Date (the "Outstanding Obligations");

WHEREAS, the Notes include, among others, the following individual obligations of UPAY, as maker:

a)

A note with a principal balance of $15,000, made by UPAY as maker, originally payable to Jim Byrd, and subsequently purchased by EMC from Mr. Byrd, dated on or about October 13, 2021, bearing interest at 10% per annum, with accrued interest of $7,319.18 as of February 28, 2026 (which figure reflects interest accruing from a date prior to the stated issue date and shall be reconciled and confirmed by UPAY pursuant to Section 3(h) prior to the Closing), matured October 13, 2023;

b)

A note with a principal balance of $25,000, issued on or about May 2, 2022, bearing interest at 10% per annum, with accrued interest of approximately $9,575.34 as of February 28, 2026, matured May 2, 2023;

c)

A note with a principal balance of $15,000, issued on or about September 9, 2022, bearing interest at 10% per annum, with accrued interest of approximately $5,210.96 as of February 28, 2026, matured September 9, 2023;

d)

A note with a principal balance of $50,000, issued on or about January 31, 2025, bearing interest at 10% per annum, with accrued interest of approximately $5,383.56 as of February 28, 2026, maturing January 31, 2027;

e)

A note with a principal balance of $50,000, issued on or about March 3, 2025, bearing interest at 10% per annum, with accrued interest of approximately $4,958.90 as of February 28, 2026, maturing March 3, 2027;

f)

A note with a principal balance of $29,000, issued on or about May 9, 2025, bearing interest at 10% per annum, with accrued interest of approximately $2,343.84 as of February 28, 2026, maturing May 9, 2027;

g)	A note with a principal balance of $41,000, issued on or about May 22, 2025, bearing interest at 10% per annum, with accrued interest of $3,167.67 as of February 28, 2026, maturing May 22, 2027;

h)	A note with a principal balance of $50,000, issued on or about July 23, 2025, bearing interest at 10% per annum, with accrued interest of $3,013.70 as of February 28, 2026, maturing July 23, 2027; and

i)

A note with a principal balance of $50,000, issued on or about September 12, 2025, bearing interest at 10% per annum, with accrued interest of approximately $2,315.07 as of February 28, 2026, maturing September 12, 2027;

WHEREAS, Assignee desires to acquire all right, title, and interest of Assignor in and to the Notes and the Outstanding Obligations, and Assignor desires to assign, transfer, and convey the same to Assignee, in each case upon the terms and conditions set forth herein;

WHEREAS, following the assignment of the Notes and the Outstanding Obligations to Assignee, Assignee desires to convert and surrender the Notes and all amounts owing thereunder in exchange for 1,000,000 shares of UPAY, Inc. common stock, and UPAY agrees to issue such shares to Assignee as full and complete consideration for the conversion, satisfaction, discharge, and cancellation of the Notes and the Outstanding Obligations;

WHEREAS, Assignor acknowledges receipt of separate consideration from Assignee for the assignment of the Notes and the Assigned Rights, the terms of which are solely between Assignor and Assignee, and UPAY has no obligation or liability in respect thereof;

WHEREAS, Assignee is a member of the Board of Directors of UPAY, and the transactions contemplated by this Assignment therefore constitute a transaction with an interested director within the meaning of Section 78.140 of the Nevada Revised Statutes, which transaction has been authorized and approved by the disinterested members of the Board of Directors of UPAY as more particularly set forth in Section 12;

WHEREAS, the Conversion Shares are being issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, and the Conversion Shares will accordingly constitute "restricted securities" as defined in Rule 144 under the Securities Act;

WHEREAS, the parties intend that this Assignment shall constitute a full and complete transfer of all of Assignor's rights as lender, payee, and creditor under or in connection with the Notes, including all rights to collect principal, accrued interest, and any other amounts due thereunder; and

WHEREAS, the parties desire to set forth in this Assignment their respective rights, obligations, and agreements with respect to the transfer of the Notes and the issuance of the shares of UPAY, Inc. common stock constituting consideration therefor.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.	Assignment and Conversion.

The Recitals set forth above are true and correct in all material respects and are incorporated into this Assignment by this reference. In the event of any conflict between the Recitals and Exhibit A, Exhibit A shall control; in the event of any conflict between the Recitals and Sections 1 through 19 of this Assignment, such Sections shall control. Effective as of the Closing, Assignor hereby irrevocably assigns, transfers, conveys, and delivers to Assignee all of Assignor's right, title, and interest in and to the Notes, including all amounts due and owing thereunder, all Outstanding Obligations, all rights to payment of principal and accrued interest (whether accruing before or after the Effective Date), and all other rights and remedies of Assignor as lender or payee thereunder (collectively, the "Assigned Rights").

In consideration of Assignee's agreement to convert, surrender, and cancel the Notes and all Outstanding Obligations, UPAY hereby unconditionally and irrevocably agrees to issue and deliver to Assignee 1,000,000 shares of UPAY common stock (the "Conversion Shares") no later than ten (10) business days following the Closing Date. UPAY's obligation to issue and deliver the Conversion Shares is a direct and primary obligation of UPAY and shall not be subject to any offset, defense, or condition. UPAY shall instruct its transfer agent to issue and register the Conversion Shares in the name of Assignee within such ten-business-day period and shall promptly provide Assignee with written confirmation of the issuance. If, between the Effective Date and the date the Conversion Shares are issued, the outstanding shares of UPAY common stock are changed into a different number of shares by reason of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, or similar transaction, the number of Conversion Shares shall be proportionately adjusted so that Assignee receives the same proportionate equity interest in UPAY that Assignee would have received had such event not occurred.

Closing. The closing of the transactions contemplated by this Assignment (the "Closing") shall take place remotely by exchange of electronic signatures and documents on the date on which the last of the conditions set forth in Section 13 has been satisfied or waived, or on such other date as the parties may agree in writing (the "Closing Date"). At the Closing: (i) Assignor shall deliver to Assignee each original Note, endorsed to Assignee or accompanied by an executed allonge or separate instrument of assignment in form and substance reasonably satisfactory to Assignee and UPAY; and (ii) UPAY shall deliver to Assignee a certified copy of the resolutions described in Section 12 and an irrevocable instruction letter to its transfer agent directing issuance of the Conversion Shares.

2.	Representations of Assignor.

Assignor represents and warrants to Assignee and to UPAY as of the Effective Date and as of the Closing Date that: (a) Assignor has full power and authority to execute this Assignment and to assign the Notes and the Assigned Rights; (b) the Notes are genuine, valid, and in full force and effect; (c) the principal amounts and accrued interest set forth on Exhibit A accurately reflect, in all material respects, the amounts due under each Note as of February 28, 2026, calculated at the stated rate of 10% per annum on an actual/365-day basis; (d) Assignor has not previously assigned, pledged, encumbered, or transferred any interest in the Notes or the Assigned Rights to any third party; and (e) there are no offsets, defenses, or counterclaims against any amounts owed under the Notes that are known to Assignor; (f) Assignor is the sole legal and beneficial owner of each Note and holds each Note free and clear of all liens, security interests, and adverse claims; (g) Assignor is not the subject of any pending or, to Assignor's knowledge, threatened bankruptcy, insolvency, receivership, or assignment-for-the-benefit-of-creditors proceeding; (h) except for the Notes numbered 1, 2, and 3 on Exhibit A, each of which matured and was not paid at maturity, no Note is in default, and Assignor has not declared a default, accelerated any Note, or asserted any default rate of interest under any Note, and Assignor hereby waives any right to default-rate interest with respect to any Note; (i) Assignor has received no commission, fee, or other remuneration, directly or indirectly, for soliciting the exchange of the Notes for the Conversion Shares; (j) Assignor has delivered to Assignee true, correct, and complete copies of each Note and all amendments, extensions, and modifications thereto; and (k) Assignor is not, and has not been at any time during the ninety (90) days preceding the Effective Date, an "affiliate" of UPAY as that term is defined in Rule 144 under the Securities Act.

3.	Representations and Covenants of UPAY, Inc.

UPAY, Inc. represents, warrants, and covenants to Assignee and to Assignor as of the Effective Date and as of the Closing Date that: (a) UPAY, Inc. is duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has full corporate power and authority to execute this Assignment and to perform its obligations hereunder, including without limitation the issuance of the Conversion Shares; (b) the execution, delivery, and performance of this Assignment by UPAY, Inc. have been duly authorized by all necessary corporate action, including the approval of the disinterested directors described in Section 12; (c) the Conversion Shares, when issued and delivered to Assignee in accordance with this Assignment, will be duly authorized, validly issued, fully paid, and non-assessable, and will be free and clear of all liens and encumbrances created by or through UPAY, subject only to the restrictions on transfer arising under applicable federal and state securities laws and to the legend contemplated by Section 11(b); (d) the issuance of the Conversion Shares does not violate any provision of UPAY, Inc.'s certificate of incorporation, bylaws, or any agreement to which UPAY, Inc. is a party or by which it is bound; (e) UPAY, Inc. has a sufficient number of authorized and unissued shares of its common stock reserved for issuance to satisfy its obligations hereunder; and (f) UPAY, Inc. shall comply with all applicable federal and state securities laws in connection with the issuance of the Conversion Shares; (g) UPAY is the sole maker and obligor under each of the Notes and is directly and primarily liable for the full amount of the Outstanding Obligations; (h) the principal and accrued interest amounts set forth on Exhibit A are, in all material respects, the amounts owing by UPAY under the Notes as of February 28, 2026, and UPAY has no offset, defense, counterclaim, or right of recoupment with respect to any Note or any Outstanding Obligation, each of which UPAY hereby irrevocably waives; (i) UPAY is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all reports required to be filed thereunder during the twelve (12) months preceding the Effective Date; (j) UPAY is not, and has not at any time been, an issuer of the type described in Rule 144(i)(1) under the Securities Act or, if it has been, it has satisfied each of the conditions set forth in Rule 144(i)(2); and (k) neither UPAY nor any person acting on its behalf has offered or sold the Conversion Shares by any form of general solicitation or general advertising within the meaning of Regulation D.

4.	Acceptance by Assignee.

Assignee hereby accepts the assignment of the Assigned Rights and succeeds to all rights of Assignor as lender and payee under the Notes from and after the Closing. Assignee shall have the right to enforce the Notes and collect all amounts due thereunder in Assignee's own name and for Assignee's own account, subject in all respects to Section 5.

5.	Satisfaction, Discharge, and Cancellation of Notes Upon Issuance of Shares.

(a)

Full Satisfaction. The parties acknowledge and agree that the issuance and delivery by UPAY of the Conversion Shares (the 1,000,000 shares of UPAY, Inc. common stock) to Assignee in accordance with Section 1 constitutes full, final, and complete payment and satisfaction of all of the Notes and the Outstanding Obligations. Notwithstanding Section 4 or any other provision of this Assignment to the contrary, effective automatically and without the need for any further action upon UPAY's issuance and delivery of the Conversion Shares to Assignee and written confirmation thereof from UPAY's transfer agent, each of the Notes and all Outstanding Obligations shall be, and shall be deemed to be, paid in full, fully satisfied, discharged, cancelled, terminated, and forever forgiven.

(b)

No Further Liability. From and after such issuance and delivery, no obligor, maker, or other person liable under any of the Notes shall have any further obligation or liability for payment of any principal, interest, fee, or other amount under or in connection with the Notes, and the Notes shall be of no further force or effect.

(c)

Release and Covenant Not to Collect. Effective upon such issuance and delivery, each of Assignor and Assignee, on behalf of itself and its respective heirs, successors, assigns, transferees, and representatives, irrevocably and unconditionally releases, waives, and forever discharges UPAY and each other obligor under the Notes from any and all claims, demands, debts, obligations, liabilities, causes of action, and rights to payment of any kind, whether known or unknown, arising under or in connection with the Notes or the Outstanding Obligations, and covenants and agrees that neither Assignor nor Assignee shall, directly or indirectly, assert, commence, maintain, or seek to collect upon any claim or demand for payment of principal, interest, or any other amount under any of the Notes. Each of Assignor and Assignee represents that it has not assigned or transferred, and shall not assign or transfer, to any third party any right to collect upon the Notes that would survive the satisfaction described in this Section.

(d)

Surrender and Cancellation. Promptly following such issuance and delivery, Assignee (or, to the extent Assignor then retains physical possession of any original Note, Assignor) shall mark each original Note "CANCELLED - PAID IN FULL" and surrender the originals to UPAY (or deliver a lost-instrument affidavit in lieu thereof) and shall execute and deliver such additional instruments of satisfaction, discharge, or release as UPAY may reasonably request to evidence the cancellation contemplated by this Section.

(e)

Condition; Survival Pending Issuance. The satisfaction, discharge, release, and covenants set forth in this Section are expressly conditioned upon UPAY's full and timely issuance and delivery of the Conversion Shares to Assignee as required by Section 1. Until such issuance and delivery have occurred, the Notes and the Outstanding Obligations shall remain in full force and effect and enforceable in accordance with their terms and this Assignment, and nothing in this Section shall limit Assignee's rights or remedies in the event UPAY fails to issue and deliver such shares. This Section shall survive the closing of the transactions contemplated by this Assignment.

6.	Further Assurances.

Each party agrees to execute and deliver such additional documents, instruments, and agreements, and to take such further actions, as may be reasonably necessary or appropriate to carry out the purposes and intent of this Assignment, including delivery of original Notes to Assignee upon request.

7.	Governing Law.

This Assignment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of law principles.

8.	Entire Agreement.

This Assignment, together with all exhibits attached hereto and the allonges and instruments of assignment delivered pursuant to Section 13, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, and understandings, whether oral or written, relating to such subject matter.

9.	Counterparts.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic or PDF signatures shall be deemed original signatures for all purposes.

10.	Representations and Warranties of Assignee.

Assignee represents and warrants to UPAY and to Assignor as of the Effective Date and as of the Closing Date that: (a) Assignee is acquiring the Notes and the Assigned Rights, and will acquire the Conversion Shares, for Assignee's own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act; (b) Assignee is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated hereby; (c) Assignee is a director of UPAY and is therefore an "affiliate" of UPAY within the meaning of Rule 144 under the Securities Act, and Assignee acknowledges that any resale of the Conversion Shares will be subject to the current public information, holding period, volume limitation, manner of sale, and Form 144 notice requirements of Rule 144 applicable to affiliates, or to another available exemption from registration; (d) Assignee acknowledges that the Conversion Shares are "restricted securities," that they have not been and will not be registered under the Securities Act or any state securities law, that they may not be resold absent registration or an available exemption, and that UPAY has granted no registration rights with respect to the Conversion Shares; (e) Assignee acknowledges that the holding period applicable to the Conversion Shares under Rule 144(d) will be determined by reference to Rule 144(d)(3)(ii) and to the date on which Assignee acquired the Notes, and that no party has made any representation to Assignee as to when, whether, or in what volume the Conversion Shares may be resold; (f) Assignee has had access to, and an adequate opportunity to review, UPAY's filings with the Securities and Exchange Commission and such other information concerning UPAY as Assignee has deemed necessary, and has had the opportunity to ask questions of and receive answers from UPAY's management; (g) Assignee has not relied upon Assignor, UPAY, or any of their respective officers, directors, members, employees, agents, or counsel for any legal, tax, accounting, or investment advice in connection with this Assignment, and has consulted such advisors as Assignee has deemed appropriate; (h) Assignee acknowledges that the Conversion Shares are being acquired at an effective price per share that may differ materially from the quoted market price of UPAY's common stock, that the quoted market price may not reflect fair value given the limited trading volume in such stock, and that Assignee has independently evaluated the fairness of the exchange contemplated by Section 1; and (i) no broker, finder, or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Assignee.

11.	Securities Law Matters; Legend.

(a)          Exemption. The Conversion Shares are being issued in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder, and upon comparable exemptions under applicable state securities laws. Each party shall furnish such information as is reasonably necessary to establish the availability of such exemptions.

(b)          Legend. Each certificate or book-entry position representing the Conversion Shares shall bear a legend substantially in the following form until such legend is no longer required under Section 11(c):

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE HOLDER HEREOF IS AN AFFILIATE OF THE ISSUER, AND TRANSFER OF THESE SECURITIES IS FURTHER RESTRICTED BY RULE 144 UNDER SAID ACT."

(c)          Legend Removal. Upon Assignee's written request delivered at any time after the applicable conditions of Rule 144 have been satisfied, and upon delivery by Assignee of such customary seller's and broker's representations as UPAY's transfer agent may reasonably require, UPAY shall, at its sole expense and within five (5) business days, cause its counsel to deliver a legal opinion to the transfer agent and shall instruct the transfer agent to remove the restrictive legend to the extent then permitted by law. Nothing in this Section shall obligate UPAY to register the Conversion Shares under the Securities Act, to file any registration statement, or to take any action that would cause the Conversion Shares to be transferable other than in accordance with Rule 144 or another available exemption.

(d)          Current Public Information. For so long as Assignee holds Conversion Shares bearing the legend described in Section 11(b), UPAY shall use commercially reasonable efforts to remain current in its reporting obligations under Section 15(d) of the Exchange Act so as to satisfy the current public information requirement of Rule 144(c).

(e)          Required Filings. UPAY shall timely file any Form D required by Regulation D and any Current Report on Form 8-K required by Item 3.02 of Form 8-K with respect to the issuance of the Conversion Shares, and shall include such disclosure regarding this Assignment as is required by Item 404 of Regulation S-K in its next Annual Report on Form 10-K.

12.	Board Approval; Related-Party Transaction.

The parties acknowledge that Assignee is a director of UPAY and that this Assignment constitutes a transaction with an interested director within the meaning of Section 78.140 of the Nevada Revised Statutes. UPAY represents and warrants that, prior to the Effective Date: (a) the material facts as to Assignee's relationship to UPAY and as to Assignee's interest in the transactions contemplated by this Assignment were disclosed to and known by UPAY's Board of Directors; (b) this Assignment and the issuance of the Conversion Shares were authorized, approved, and ratified in good faith by the vote of a majority of the directors of UPAY, without the participation or vote of Assignee; and (c) the disinterested directors determined that the exchange of the Outstanding Obligations for the Conversion Shares is fair to UPAY and its stockholders as of the time the transaction was authorized. UPAY shall deliver to Assignee a certified copy of the resolutions evidencing such approval at the Closing. Assignee represents that Assignee abstained from all deliberations and voting of the Board of Directors with respect to this Assignment.

13.	Conditions to Closing; Delivery and Endorsement of Notes.

(a)          Conditions. The obligation of each party to consummate the Closing is subject to satisfaction or written waiver of the following: (i) the representations and warranties of the other parties shall be true and correct in all material respects as of the Closing Date; (ii) UPAY shall have delivered the resolutions described in Section 12; (iii) Assignor shall have delivered each original Note, endorsed to Assignee or accompanied by an executed allonge or separate instrument of assignment in form and substance reasonably satisfactory to Assignee and UPAY; and (iv) no order, injunction, or proceeding shall be in effect restraining the transactions contemplated hereby.

(b)          Lost Notes. If any original Note has been lost, stolen, destroyed, or mutilated, Assignor shall deliver in lieu thereof a lost-instrument affidavit and customary indemnity in form reasonably satisfactory to Assignee and UPAY.

(c)          Negotiable Instruments. Assignor and Assignee intend that this Assignment transfer to Assignee the rights of a holder under Article 3 of the Uniform Commercial Code with respect to each Note that constitutes a negotiable instrument, and Assignor shall execute such endorsements and allonges as are necessary or appropriate to accomplish that result.

14.	Survival; Indemnification.

(a)          Survival. The representations, warranties, and covenants contained in this Assignment shall survive the Closing and the issuance of the Conversion Shares for a period of two (2) years, except that the representations set forth in Sections 2(a), 2(f), 3(a), 3(b), 3(c), 3(g), 10(a), and 10(b) shall survive until expiration of the applicable statute of limitations.

(b)          Indemnification. Each party shall indemnify, defend, and hold harmless each other party from and against any loss, liability, claim, damage, cost, or expense (including reasonable attorneys' fees and costs) arising out of or resulting from any breach of any representation, warranty, or covenant of the indemnifying party contained in this Assignment, including, in the case of UPAY, any failure to issue and deliver the Conversion Shares as required by Section 1, and, in the case of Assignee, any disposition of the Conversion Shares in violation of the Securities Act.

15.	Remedies for Failure to Deliver Conversion Shares.

If UPAY fails to issue and deliver the Conversion Shares within the period required by Section 1, then, in addition to any other remedy available at law or in equity: (a) the Notes and the Outstanding Obligations shall remain in full force and effect in accordance with Section 5(e) and shall bear interest from the Closing Date at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable Florida law until paid in full or until the Conversion Shares are issued and delivered; (b) Assignee shall be entitled to specific performance of UPAY's obligation to issue and deliver the Conversion Shares, the parties acknowledging that money damages would be an inadequate remedy and waiving any requirement that Assignee post bond; and (c) Assignee may, upon thirty (30) days' prior written notice to UPAY, terminate this Assignment as to the conversion contemplated by Section 1, in which event the Notes shall remain outstanding and enforceable by Assignee in accordance with their terms and the releases and covenants set forth in Section 5(c) shall be void ab initio.

16.	Tax Matters.

Each party shall be responsible for its own tax liabilities arising from the transactions contemplated by this Assignment and has relied solely upon its own tax advisors with respect thereto. No party makes any representation or warranty to any other party regarding the tax treatment or tax consequences of this Assignment, including the treatment of accrued interest, the existence or amount of any cancellation-of-indebtedness income, market discount, or original issue discount, or the characterization of the exchange described in Section 1. Each party shall furnish the others with such tax forms and information reporting as may be required by applicable law.

17.	Notices.

All notices, requests, demands, and other communications under this Assignment shall be in writing and shall be deemed given: (a) when delivered personally; (b) one (1) business day after deposit with a nationally recognized overnight courier, charges prepaid; (c) three (3) business days after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid; or (d) upon confirmed transmission by electronic mail, in each case addressed to the party at the address set forth beneath such party's signature below, or at such other address as such party may designate by notice given in accordance with this Section.

18.	Miscellaneous.

(a)          Amendment and Waiver. This Assignment may be amended, modified, or supplemented only by a written instrument signed by each of the parties. No waiver of any provision shall be effective unless in writing and signed by the waiving party, and no waiver shall operate as a waiver of any other or subsequent breach.

(b)          Severability. If any provision of this Assignment is held invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect, and the invalid provision shall be reformed to the minimum extent necessary to render it enforceable while giving effect to the parties' original intent.

(c)          Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors, and permitted assigns. No party may assign this Assignment or any rights or obligations hereunder without the prior written consent of the other parties, except that Assignee may assign the Assigned Rights in accordance with applicable law prior to the issuance of the Conversion Shares upon prior written notice to UPAY and Assignor and written consent received from UPAY.

(d)          Third-Party Beneficiaries. Except for the obligors and other persons released under Section 5(c), who are intended third-party beneficiaries of that Section only, this Assignment is for the sole benefit of the parties and their permitted successors and assigns and confers no rights or remedies upon any other person.

(e)          Headings; Construction. Headings are for convenience of reference only and do not affect the interpretation of this Assignment. This Assignment is the product of negotiation among parties represented by counsel and shall not be construed for or against any party as drafter.

19.	Venue; Waiver of Jury Trial; Attorneys' Fees.

(a)          Venue. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Lake County, Florida, for any action or proceeding arising out of or relating to this Assignment, and irrevocably waives any objection based on improper venue or forum non conveniens.

(b)          Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Attorneys' Fees. In any action or proceeding to enforce or interpret this Assignment, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs, including fees and costs incurred at trial, on appeal, and in any bankruptcy or post-judgment proceeding.

IN WITNESS WHEREOF, the parties have executed this Assignment of Notes Payable as of the Effective Date first written above.

ASSIGNOR:
Emerging Markets Consulting, LLC

Signature:	/s/ James Painter

Name:	James Painter
Designation:	Managing Member/President
Date:	08/20/26
Address:	390 North Orange Ave., Suite 2300, Orlando, FL, 32801
Email:	jamespainter0711@gmail.com

ASSIGNEE:
Randall Greene

Signature:	/s/ Randall Greene

Name:	Randall Greene
Designation:	Assignee
Date:	08/07/26
Address:	17034 Medici Way Bella Collina Fl
Email:	rgreene@drinkagame.com

ISSUER:
UPAY, Inc.

Signature:	/s/ Jacob C Fӧlscher

Name:	Jacob C Fӧlscher
Designation:	Chief Executive Officer
Date:	8/6/2026
Address:	92 Jean avenue, Centurion, 0157
Email:	jaco@upaytechnology.com

EXHIBIT A - SCHEDULE OF ASSIGNED NOTES

UPAY, Inc. — maker and sole obligor of each Note listed below

Note	Principal	Issue date	Rate	Maturity	Accrued interest	Additional detail
1	$15,000	Oct. 13, 2021	10% p.a.	Matured: Oct. 13, 2023	$7,319.18	formerly Jim Byrd's loan, purchased by EMC
2	$25,000	May 2, 2022	10% p.a.	Matured: May 2, 2023	$9,575.34
3	$15,000	Sep. 9, 2022	10% p.a.	Matured: Sep. 9, 2023	$5,210.96
4	$50,000	Jan. 31, 2025	10% p.a.	Matures: Jan. 31, 2027	$5,383.56
5	$50,000	Mar. 3, 2025	10% p.a.	Matures: Mar. 3, 2027	$4,958.90
6	$29,000	May 9, 2025	10% p.a.	Matures: May 9, 2027	$2,343.84
7	$41,000	May 22, 2025	10% p.a.	Matures: May 22, 2027	$3,167.67
8	$50,000	Jul. 23, 2025	10% p.a.	Matures: Jul. 23, 2027	$3,013.70
9	$50,000	Sep. 12, 2025	10% p.a.	Matures: Sep. 12, 2027	$2,315.07

TOTAL PRINCIPAL: $325,000

TOTAL ACCRUED INTEREST (as of Feb. 28, 2026): $43,288.22

Accrued interest is stated as of February 28, 2026 and does not include interest accruing thereafter. Interest continues to accrue on the aggregate outstanding principal at 10% per annum (approximately $89.04 per day) through the Closing Date, and all such additional interest forms part of the Outstanding Obligations satisfied by the Conversion Shares.